      As filed with the Securities and Exchange Commission on July 2, 1999
                              Registration No. 333-
                   ------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            COLE NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                     34-1453189
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

              5915 Landerbrook Drive, Mayfield Heights, Ohio 44124 (Address of Principal Executive Offices, Including Zip Code)

                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN
                      (AMENDED AND RESTATED JUNE 10, 1999)
                            (Full Title of the Plan)

                        Wayne L. Mosley, Vice President,
             Controller, Assistant Secretary and Assistant Treasurer
                             5915 Landerbrook Drive
                          Mayfield Heights, Ohio 44124
                     (Name and Address of Agent For Service)

                                 (440) 449-4100
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
Title of                                      Proposed Maxi-        Proposed Maxi-         Amount of
Securities to              Amount to be        mum Offering          mum Aggregate        Registration
be Registered              Registered (1)     Price Per Share (2)   Offering Price (2)        Fee
======================================================================================================
Common                     884,000             $7.84                  $6,930,560            $ 1,927
Stock, par value $.001     shares
per share (2)

Preferred Share            884,000             -- (3)                      --(3)               --(3)
Purchase Rights            rights(3)

======================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the 1998 Equity and Performance Incentive Plan (Amended and Restated June 10, 1999).
(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on June 29, 1999, within five business days prior to filing.
(3) These securities, which were created pursuant to the Rights Agreement, dated as of August 22, 1995, by and between the Company and National City Bank, as Rights Agent, may be transferred with and only with the shares of common stock (unless events specified in the Company's Rights Agreement occur). Therefore, these rights have no offering price and no fee is required.

                         Exhibit Index Appears on Page 8

                                Page 1 of 8 Pages

                                     Part II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Cole National Corporation with the Securities and Exchange Commission are incorporated herein by reference:

         o    Quarterly Report on Form 10-Q for the quarter ended May 1, 1999;

         o    Annual Report on Form 10-K for the fiscal year ended
              January 30, 1999;

         o Quarterly Report on Form 10-Q for the quarterly periods ended May 1, 1999;

         o all other reports filed by Cole National pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since January 30, 1999;

         o the description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission as of February 14, 1994, and amended on April 6, 1994; and

         o the Stockholders' Rights Plan contained in the Registration Statement on Form 8-A filed with the Commission on September 7, 1995 and amended on August 27, 1997. Both Form 8-As were filed pursuant to the Exchange Act for the purpose of registering Cole National's common stock.

         All documents subsequently filed by Cole National pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable. The common stock and the associated preferred share purchase rights to be offered are registered under Section 12 of the Exchange Act.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Articles Seventh and Eighth of Cole National's Restated Certificate of Incorporation and Article VIII of Cole National's Amended and Restated By-laws are incorporated herein by reference to Exhibits 3.1(i) and 3.2(ii), respectively, of Cole National's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

         Cole National has entered into indemnity agreements with its current directors and officers, and maintains directors and officers liability insurance for its directors and executive officers. Item 15 in Part II of Cole National's Form S-3 Registration Statement, No. 333-5875, is incorporated herein by reference.


                               Page 2 of 8 Pages

Item 7.  EXEMPTION FROM REGISTRATION CLAIMS

         Not Applicable.

Item 8.  EXHIBITS

         4.1 Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(i) of Cole National's Annual Report on Form 10-K for the period ended February 3, 1996 (File No. 1-12814).

         4.27 Certificate of Amendment of the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(ii) of Cole National's Annual Report on Form 10-K for the year ended January 31, 1998 (File No. 1-12814).

         4.3 Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3.2(ii) of Cole National's Annual Report on Form 10-K for the year ended February 3, 1996 (File
                   No. 1-12814).

         4.4 Rights Agreement and Form of Right Certificate, incorporated by reference to Form 8-A filed with the Commission on September 7, 1995 (File No. 1-12814).

         4.5 Amendment No. 1 to the Rights Agreement, incorporated by reference to Form 8-A/A filed with the Commission on August 22, 1997.

         4.6 Cole National Corporation 1998 Equity and Performance Incentive Plan (Amended and Restated as of June 10, 1999), incorporated by reference to Annex B of Cole National's definitive Proxy Statement dated May 3, 1999.

         4.7 Form of Nonqualified Stock Option Agreement, incorporated by reference to Exhibit 10.46 of Cole National's Annual Report on Form 10-K for the year ended January 30, 1999.

         5.1*      Opinion and Consent of Jones, Day, Reavis & Pogue.

         23.1*     Consent of Arthur Andersen LLP.

         23.2*     Consent of Jones, Day, Reavis & Pogue (included in
                   Exhibit 5.1).

         24.1*     Power of Attorney.

----------------
*        Filed herewith
                                Page 3 of 8 Pages

Item 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Cole National pursuant to Section 13 or
                                    Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Cole National's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial on a fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cole National pursuant to the foregoing provisions, or otherwise, Cole National has been advised that in the opinion of

                                Page 4 of 8 Pages
                  the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cole National of expenses incurred or paid by a director, officer or controlling person of Cole National in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cole National will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                Page 5 of 8 Pages

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Cole National certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on July 2, 1999.


                                         COLE NATIONAL CORPORATION



                                         By: /s/Wayne L. Mosley
                                             -----------------------------------
                                             Wayne L. Mosley, Vice President,
                                             Controller, Assistant Secretary and
                                             Assistant Treasurer




                                Page 6 of 8 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                     Title                            Date
                  ---------                                     -----                            ----
      *
---------------------                         Chairman, Chief Executive Officer and          July 2, 1999
Jeffrey A. Cole                               Director (Principal Executive Officer)

      *
---------------------                         President, Chief Operating Officer and         July 2, 1999
Brian B. Smith                                Director

      *
---------------------                         Executive Vice President, Strategic            July 2, 1999
George H. Bernstein                           Planning and Chief Financial Officer
                                              (Principal Financial Officer)

/s/Wayne L. Mosley                            Vice President, Controller, Assistant          July 2, 1999
---------------------                         Secretary and Assistant Treasurer
Wayne L. Mosley                               (Principal Accounting Officer)

      *
---------------------                         Director                                       July 2, 1999
Timothy F. Finley

      *
---------------------                         Director                                       July 2, 1999
Irwin N. Gold

      *
---------------------                         Director                                       July 2, 1999
Peter V. Handal

      *
---------------------                         Director                                       July 2, 1999
 June 29, 1999
Charles A. Ratner

      *
---------------------                         Director                                        July 2, 1999
Walter J. Salmon

         * Wayne L. Mosley, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated Registrant and officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.



July 2, 1999                          By: /s/ Wayne L. Mosley
                                          ------------------------------------
                                          Wayne L. Mosley, Vice President,
                                          Controller, Assistant Secretary and
                                          Assistant Treasurer

                                Page 7 of 8 Pages

                                  EXHIBIT INDEX

Exhibit
Number                               Exhibit Description
-------                              --------------------

4.1 Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(i) of Cole National's Annual Report on Form 10-K for the year ended February 3, 1996 (File No. 1-12814).

4.2 Certificate of Amendment of the Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1(ii) of Cole National's Annual Report on Form 10- K for the period ended January 31, 1998 (File No. 1-12814).

4.3     Amended and Restated By-Laws, incorporated herein by reference to
        Exhibit 3.2(ii) of Cole National's Annual Report on Form 10-K for the year ended February 3, 1996 (File No. 1-12814).

4.4 Rights Agreement and Form of Right Certificate, incorporated by reference to Form 8-A filed with the Commission on September 7, 1995 (File No. 1-12814).

4.5 Amendment No. 1 to the Rights Agreement, incorporated by reference to Form 8- A/A filed with the Commission on August 22, 1997.

4.6 Cole National Corporation 1998 Equity and Performance Incentive Plan (Amended and Restated as of June 10, 1999), incorporated by reference to Annex B to Cole National's definitive Proxy Statement dated May 3, 1999.

4.7 Form of Nonqualified Stock Option Agreement, incorporated by reference to Exhibit 10.46 of Cole National's Annual Report on Form 10-K for the year ended January 30, 1999.

5.1*    Opinion and Consent of Jones, Day, Reavis & Pogue.

23.1*   Consent of Arthur Andersen LLP.

23.2*   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

24.1*   Power of Attorney.

----------------
*Filed herewith
                                Page 8 of 8 Pages